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                                                                   Exhibit 8.1



                     [LETTERHEAD OF NEAL, GERBER & EISENBERG]


                                April 19, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:  LIONBRIDGE TECHNOLOGIES, INC.
              REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We are special mergers and acquisition counsel to INT'L.com, Inc. (the "Company"), in connection with the proposed merger ("Merger") of the Company with and into a wholly-owned subsidiary ("Sub") of Lionbridge Technologies, Inc. ("Lionbridge") pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of March 30, 2000, by and among the Company, Lionbridge and Sub, and in such capacity, we have assisted in certain aspects of the preparation for filing with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act"), of Lionbridge's Registration Statement on Form S-4 (the "Registration Statement") and the Prospectus contained therein relating to the Merger.

         As such counsel, we have made such examinations as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to certain facts relevant to the opinions set forth below, we have relied on factual representations by the Company, Lionbridge and others and we assume, without further investigation, the accuracy thereof.

         Based on the foregoing, we are of the opinion that the discussion set forth under the heading "Material United States Federal Income Tax Considerations" in the Registration Statement is accurate and describes the material United States Federal income tax consequences to United States holders of Company stock who, pursuant to the Merger, exchange their Company stock solely for common stock of Lionbridge. Such discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, published administrative positions and judicial decisions existing as of the date hereof. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.


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Securities and Exchange Commission
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus under the caption "Material United States Federal Income Tax Considerations." This does not constitute a consent under Section 7 of the Act, and in consenting to such references to our firm we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.


                                     Very truly yours,

                                     /s/ Neal, Gerber & Eisenberg

                                     NEAL, GERBER & EISENBERG